Exhibit 16.0


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                                                        Deioitte & Touche LLP
                                                        1700 Market Street
                                                        Philadelphia, PA 19163
                                                        USA

                                                        Tel: 215-245-2300
                                                        Fax: 215- 569-2441
                                                        www.deloitte.com

April 9, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Alliance Bancorp, Inc. of Pennsylvania's Form 8-K dated April 10, 2007, and have the following comments:

1. We agree with the statements made in first, third, fourth, and fifth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the second and sixth paragraphs.

Yours truly,




/s/Deloitte & Touche LLP



















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